Exhibit 10.1

KHOSLA VENTURES ACQUISITION CO.

SPONSOR VOTING AGREEMENT

This Sponsor Voting Agreement (this “Agreement”) is made as of March 26, 2021, by and among Khosla Ventures Acquisiton Co., a Delaware corporation (the “SPAC”) and Khosla Ventures SPAC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, pursuant to Section 7.9 of the Second Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the SPAC, prior to the closing of the initial Business Combination (as defined in the Restated Charter), the holders of Class B Common Stock shall have the exclusive right to elect and remove any director, and the holders of Class A Common Stock shall have no right to vote on the election or removal of any director;

WHEREAS, the Sponsor holds substantially all of the shares of Class B Common Stock of the SPAC (“Class B Shares”), and the Sponsor desires to enter into this Agreement to provide that prior to the initial business combination the Sponsor will not vote its Class B Shares to remove any director from the Board unless such removal is approved by a majority of the board of the SPAC.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares; Further Assurances.

a. The Sponsor agrees during the term of this Agreement (x) to vote or cause to be voted the Class B Shares, at every meeting (or in connection with any request for action by written consent) of the stockholders of SPAC at which removal of any director is considered and at every adjournment or postponement thereof, and (y) to execute a written consent or consents if stockholders of the SPAC are requested to vote their shares through the execution of an action by written consent, in each case to the extent such Class B Shares are to be voted with respect to the removal of any director prior to the initial Business Combination, only as directed by a majority of the board of directors of the SPAC.

b. The Sponsor hereby agrees that, during the term of this Agreement, the Sponsor shall not modify or amend any contract between the Sponsor, on the one hand, and the SPAC, on the other hand, that would contradict, limit, restrict or impair either party’s ability to perform or satisfy any obligation under this Agreement.

2. Termination. This Agreement shall automatically terminate upon the consummation of the initial Business Combination. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 2 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination and the provisions of Sections 2, 4-6 shall survive any termination of this Agreement.

3. No Agreement as Director or Officer. The Sponsor is signing this Agreement solely in its capacity as a stockholder of the SPAC. The Sponsor does not make any agreement or understanding in this Agreement in the Sponsor’s capacity (or in the capacity of any Affiliate, partner or employee of the Sponsor) as a director or officer of the SPAC. Nothing in this Agreement will limit or affect any actions or omissions taken by the Sponsor (or any affiliate, partner or employee of the Sponsor) in his, her or its capacity as a director or officer of SPAC, and no actions or omissions taken in the Sponsor’s capacity (or in the capacity of any Affiliate, partner or employee of the Sponsor) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict the Sponsor (or any affiliate, partner or employee of the Sponsor) from exercising his or her fiduciary duties as an officer or director to the SPAC.

4. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

5. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

6. Miscellaneous.

a. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent legally permitted.

b. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

c. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

d. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

e. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Sponsor Voting Agreement as of the date first written above.

SPAC:

KHOSLA VENTURES ACQUISITION CO.

By:	/s/ Peter Buckland
Name:	Peter Buckland
Title:	Chief Operating Officer, Chief Financial
Officer, Treasurer and Secretary

SPONSOR:

KHOSLA VENTURES SPAC SPONSOR, LLC

By:	/s/ Samir Kaul
Name:	Samir Kaul
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO VOTING AGREEMENT